Exhibit 10.3
COMMONWEALTH OF PENNSYLVANIA
BEFORE THE
PENNSYLVANIA SECURITIES COMMISSION

IN THE MATTER OF	:
:
TD Ameritrade, Inc.	:	ADMINISTRATIVE PROCEEDING
	:	Docket No. 2008-05-06
:
:
RESPONDENT	:

OFFER OF SETTLEMENT
SECTION I
     TD Ameritrade, Inc. (Respondent) submits this Offer of Settlement (Offer) to the Pennsylvania Securities Commission (Commission) solely for the purpose of settling allegations of the staff of the Commission and without any adjudication of said allegations that Respondent violated a certain provision of the Pennsylvania Securities Act of 1972 (1972 Act) in connection with the offer and sale of auction rate securities (ARS) in the Commonwealth of Pennsylvania and in the following states and territories within the United States of America: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Dakota, North Carolina, Ohio, Oklahoma, Oregon, Puerto Rico, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, US Virgin Islands, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming.

SECTION II
A.	Respondent admits the jurisdiction of the Commission and the regulatory authorities of the aforementioned states and territories over it and over the subject matter of this Offer.

B.	Respondent waives hearing and rehearing, including that provided by Section 607 of the 1972 Act; 70 P.S. § 1-607.

C.	Respondent waives any and all review by a court of law, including that provided by Section 607(d) of the 1972 Act; 70 P.S. § 1-607(d).

D.	Respondent, without admitting or denying the allegations therein, consents to the issuance of the appended Findings of Fact, Conclusions of Law, and Order (Order) which are incorporated herein by reference.

E.	Respondent consents to participate in a special arbitration (Arbitration) for the exclusive purpose of arbitrating any Eligible Investor’s consequential damages claim arising from their inability to sell Eligible Auction Rate Securities.[1]
1.	Respondent will notify Eligible Investors of the Arbitration process under the following terms:
a.	The Arbitration will be conducted by a single public arbitrator (as defined by Section 12100(u) of the FINRA Code of Arbitration Procedures for Customer Disputes);

[1]	The terms “Eligible Investor” and “Eligible Auction Rate Securities” are defined terms in the Order for Pennsylvania Securities Commission Docket 2008-05-06 and they shall be given the same meaning in this Offer.

b.	Respondent will pay all applicable forum and filing fees. Eligible Investors may seek recovery for their attorneys’ fees to the same extent that they may under standard arbitration procedures;

c.	Any Eligible Investor who chooses to pursue such claims in the Arbitration shall bear the burden of proving that they suffered consequential damages and that such damages were caused by their inability to access funds invested in Eligible Auction Rate Securities;

d.	In the Arbitration, Respondent shall be able to defend itself against such claims, provided, however, that Respondent shall not contest liability for the illiquidity of the underlying ARS or use as part of its defense any decision by an Eligible Investor not to borrow money from Respondent;

e.	All customers, including but not limited to Eligible Investors who avail themselves of the relief provided pursuant to this Order, may pursue any remedies against Respondent available under the law. However, Eligible Investors that elect to utilize the Arbitration process set forth above are limited to the remedies available in that process and may not bring or pursue a claim relating to Eligible Auction Rate Securities in another forum.

f.	All terms used but not defined herein shall have the meaning assigned to them by the 1972 Act.

SECTION III
          Respondent states that no promises of any kind or nature whatsoever were made to induce it to make this Offer, and that this Offer is a voluntary act on their part.
SECTION IV
          If this Offer is acceptable to the Commission, the provisions of the Offer shall become effective as of the date of the issuance of the appended proposed Order. If the Offer is not acceptable to the Commission, the Offer shall be deemed withdrawn without prejudice to the Respondent.

TD Ameritrade, Inc.

Date: July 9, 2009	BY:	/s/ WILLIAM J. GERBER

TITLE: Executive Vice President, Chief Financial Officer

Date:	BY:

TITLE:

ACKNOWLEDGMENT
     Before me, the undersigned authority, personally appeared William J. Gerber, an executive officer of TD Ameritrade, Inc., known or proved to me to be the person who executed the foregoing Offer of Settlement, and acknowledged that he/she executed the same freely and voluntarily and for the purposes stated therein.

/s/ NANCY LOWREY
Notary Public

My commission expires: May 4, 2012

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